AT AKORN:             AT FRB:
          Eric Wingerter        Jack Quenney                 Kathy Brunson
          VP-Finance &          General Information          Analyst
          Administration        (312) 640-6726               Contact
          (504) 893-9300                                     (312) 640-6696




          FOR IMMEDIATE RELEASE
          WEDNESDAY, JUNE 5, 1996


                AKORN COMPLETES ACQUISITION OF INJECTABLE DISTRIBUTOR


          ABITA SPRINGS, LA, JUNE 5, 1996 --- Akorn, Inc. (Nasdaq: AKRN) today announced it has finalized the acquisition of Pasadena Research Laboratories, Inc. ("PRL"), a specialized distributor of injectable products based in southern California. As previously disclosed, Akorn issued 1.4 million shares of its common stock, in exchange for all of the outstanding shares of PRL, in a pooling-of-interests transaction. The merger between Akorn's injectable subsidiary, Akorn Manufacturing, Inc. and PRL, creates an injectable division with approximately $13-$14 million in sales.

               Akorn, Inc. manufactures sterile ophthalmic and injectable pharmaceuticals, and markets and distributes an extensive line of ophthalmic products.


          For additional information about Akorn, Inc. free of charge via fax, dial 1-800-PRO-INFO and enter "AKRN."